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                                                                   EXHIBIT 10.39




                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") dated as of the 10" day of February, 1998 is made and entered into on the terms and conditions set forth, by and between LINKS COURT #1 ASSOCIATES (the"Lender") and GENERAL CREDIT CORPORATION (the "Borrower").

                                    RECITALS

         A. The Borrower has requested and the Lender has agreed to establish, a credit facility in favor of the Borrower, in the aggregate principal amount of Two Million Six Hundred Thousand ($2,600,000.00) Dollars (the "Loan" or the "Loan Amount") and Borrower, upon the terms and agrees to make one or more credit loans to the Borrower, upon the terms and conditions set forth in this Agreement and that certain NonNegotiable Secured Corporate Promissory Note of ever date herewith (the "Note"), a copy of which is attached hereto and incorporated by reference hereby as Exhibit "A". Subject to the provisions of this Agreement and the Note, the Borrower may borrow, repay and re. borrow any amount of the Loan Amount.

         B. The Loan Amount shall be deposited into an account at Fleet Bank, Now York, New York (the "Loan Account") or such other FDIC. insured. banking institution within the unilateral discretion of the Borrower (the "Bank") and the Loan Account shall be in the name of General Credit Corporation or such other name, as directed by the Borrower (the "Loan Account").

         C. All withdrawals from the Loan Account shall require the consent of the Lender and the Borrower and shall be made upon the terms and conditions of this Agreement: provided, however, the Lender shall have the right to withdraw funds from the Loan Account up to the Loan Amount without the 'consent of the Borrower in the event an interest payment on the Note has not been made within 10 days of the date which it was due (a "Payment Default"). The Borrower hereby agrees to place in escrow with counsel to the Lender written evidence of its authorization to allow the Lender to withdraw funds from the Loan Account in the event of a Payment Default, such escrow to be held substantially upon the terms and conditions of that certain Escrow Agreement attached hereto and Incorporated by reference hereby as Exhibit "B".

         D. The proceeds of the Loan shall be used by the Borrower to purchase checks on a non-recourse basis.

         E. The Borrower shall have the right for the term of this Agreement to borrow from the Lender amounts up to 100% of the total account balance (including funds on deposit but not yet cleared). The Borrower shall have' the right to borrow from the Lender $2,600,000.00 outstanding on any one day but only up to $1,000,000.00 in advance in any one business day provided, however, that any amounts borrowed must be replaced with an equal amount of a deposit of checks by the end of the business day in which the funds are borrowed. the Borrower will be allowed to make a cash deposit of up to $100,000.00 to the Lender or its agent in lieu of the checks by the end of the business day to repay any funds advanced to the Borrower. On Friday or the last business day of the week, the Borrower may receive an advance of up to



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$1,300,000.00 provided, however, that the amount borrowed is replaced with an equal amount of deposit of checks by the end of the business day. The Borrower will be allowed to make a deposit of up to $300,000.00 to the Lender or its agent in lieu of the checks by the end of the next business day to repay any funds advanced to the Borrower. It shall not constitute a default if any bounced checks are replaced within one (1) business day. If the funds are not replaced by the aforementioned deposit, the Borrower shall pay a penalty of $10,000.00 per day until the money is replaced for a period not to exceed three (3) business days except due to circumstances beyond the control of the parties. At the end of three (3) business days, if the money is not replaced, the loan shall be in default and subject, to call, except due to circumstances beyond the control of the parties. Notwithstanding anything contained herein to the contrary, the maximum amount that may be borrowed during the term of the Loan shall not exceed $2,600,000.00 in the aggregate, on any one day. The parties hereto shall use best efforts to cause the Bank to communicate daily to the parties both the available balance and the total account balance.

          NOW THEREFORE, in consideration of the agreement of the Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are incorporated into this Agreement.

         2.   DESCRIPTION OF LOAN.

         A. The Borrower shall have the right for the term of this Agreement to borrow from the Lender amounts up to 100% of the total account balance (including funds on deposit but not yet cleared). The Borrower shall have the right to borrow from the Lender $2,600,000.00 outstanding on any one day but only up to $1,000,000.00 in advance in any one business day provided, however, that any amounts borrowed must be replaced with an equal amount of a deposit of checks by the end of the business day in which the funds are borrowed. The Borrower will be allowed to make a cash deposit of up to $100,000.00 to the Lender or its agent in lieu of the checks by the end of the business day to repay any funds advanced to the Borrower. On Friday or the last business day of the week. the Borrower may receive an advance of up to $1.500,000.00 provided, however, that the amount borrowed is replaced with an equal amount of deposit of checks by the end of the business day. The Borrower will be allowed to make a deposit of up to $300,000.00 to the Lender or its agent by the end of the next business day to repay any funds advanced to the Borrower If the funds are not replaced by the aforementioned deposit, the Borrower shall pay a penalty of $10,000.00 per day until the money is replaced for a period not to exceed three
(3) business day. At the end of three (3) business days, if the money is not replaced, the loan shall be in default and subject to call except for reasons beyond the control of the parties. Notwithstanding. anything contained herein to the contrary, the maximum amount that

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may be borrowed during the term of the Loan shall not exceed $2,600,000.00 outstanding on any one day but only up to $1,000,000.00 in advance in any one business day provided, however, that any amounts borrowed must be replaced with an equal amount of deposit of checks by the and' of the business day in which the funds are borrowed. On Friday or the last business day of the week, the Borrower may receive an advance of up to $1,300,000.00, provided, however, that the amount borrowed is replaced with an equal amount of deposit of checks by the end of the business day. The Borrower will be allowed to make a cash deposit of up to $100,000.00 to the Lender or its agent by the end of the next business day to repay any funds advanced to the Borrower. The parties hereto shall use best efforts to cause the Bank to communicate daily to the parties both the available balance and the total or account balance. It shall not constitute a default if any bounced checks are replaced within one (1) business day. In the event the 1998 year end statement of profit and loss shows a net profit, after taxes, of $200,000.00, the Borrower shall have the right to advance on Friday, or the last business day of the Week, up to $1,500,000.00.

         B. The proceeds of the Loan shall be advanced and re-advanced from time to time to the Borrower as a single continuous revolving loan that allows the Borrower to borrow, repay and re-borrow upon the terms and subject to the conditions of this Agreement and the Note.

         C. The maximum amount that may be borrowed during the term of the Loan shall not exceed $2,600,000.00 in the aggregate in any one day.

         D. For purposes of this Agreement, the term "available balance" shall mean that amount held in the Loan Account which is available to be withdrawn as confirmed by the Bank and the term "total account balance" shall mean the total amount held in the Loan Account, inclusive of monies on deposit but not yet cleared as confirmed by the Bank.

         3. PAYMENTS. All payments made by the Borrower shall be applied first to the payment of interest due to the Lender and then to the payment of unpaid principal on the Note.

         4. SECURITY. To secure the payment and performance of the Note the Borrower shall deliver for the benefit of the Lender the following documents for the purpose of conveying a priority security interest in the collateral described therein:

                   (A) The Security Agreement dated as of the date hereof between the Borrower and the Lender attached hereto and incorporated by reference hereby as exhibit "C" (the "Security Agreement").

                   (B) UCC-1 Financing Statements approved for filing in accordance with the applicable Uniform Commercial Code to perfect the security interest created by the Security Agreement.

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          5. ADDITIONAL ACQUISITIONS. Borrower shall not be permitted to make any acquisitions over $500,000.00 from its current capital base without the written consent of the Lender. Each year the amount of the acquisition approval amount shall increase by the amount of the increase in retained earnings for the previous year.

          6. MISCELLANEOUS. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject Matter.

                   (A) AMENDMENT. This Agreement may not be amended or
                       modified in any respect, except to the mutual written agreement of the parties hereto.

                   (B) NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                   (C) WAIVERS AND REMEDIES. The waiver by any of the parties hereto of any other party's prompt and complete performance, or reach or violation, of any provision of this Agreement shall not be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                  (D) SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall, be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections or subsection or subsections had not been inserted.

                  (E) DESCRIPTIVE HEADINGS. Descriptive headings contained herein are for convenience only and shall not control Or affect the meaning or construction of any provision f this Agreement.

                  (F) COUNTERPARTS. This Agreement may be executed in any numbers

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of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

                 (G) NOTICES. All notices, requests, instructions, approvals and other communications provided for herein and all legal process sin regard hereto shall be in writing and shall be deemed to hi0e been duly given, when delivered by hand by three (3) days after deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid as follows:

If to LINKS COURT #1 ASSOCIATES:                    LINKS COURT #1 ASSOCIATES
                                                    1 Links Court
                                                    Huntington, NY 11743
                                                    Att: Gerald Schultz

If to GENERAL CREDIT CORPORATION:                   GENERAL CREDIT CORPORATION
                                                    370 Lexington Avenue
                                                    New York, NY 10017
                                                    Att: Irwin Zellermaier

                                                    G.S. CAPITAL CORP.
                                                    370 Lexington Avenue
                                                    New York, New York 10017
                                                    Att: Gerald Nimberg

or to such other address as any part hereto may from time to time designate in writing delivered in a like manner.

                 (H) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder.

                 (I) APPLICABLE LAW. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with the laws of the State of New York.

                 (J) EXPENSES. Each of the parties hereto agrees to pay all of the respective expenses by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                 (K) AGENT. Neither party is hereby constituted an agent or legal representative of the other party hereto and neither is granted any right or authority hereunder to assume or create any obligation, express or implied, or to make any representation, covenant, warranty or guaranty, except as expressly granted or made in this Agreement.

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                 (L) OTHER DOCUMENTS. The parties hereto shall cooperate in the effectuation of the transactions contemplated hereby and shall execute any and all additional documents and shall take such additional actions as hall be reasonably necessary or appropriate for such purposes.

                 Borrower represents that there was a profit for the period May 3, 1997 through and including December 31, 1997 before deductions for depreciation and goodwill. In the event Borrower does not show a profit, Lender may accelerate the loan. Simultaneously with its SEC filings for each quarter but no later than sixty (60) days after the end of each quarter and seventy-five
(75) days after the end of each year. Borrower will provide Lender with a copy of its profit and loss statement and balance sheet for the previous quarter.

                 THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                LINKS COURT #1 ASSOCIATES



By:______________________________



                                                GENERAL CREDIT CORPORATION

By:________________________________

CONSENTED & AGREED TO:

G.S. CAPITAL CORP.

By:_____________________________





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